1 Exhibit 10.18A LONG TERM INCENTIVE RESTRICTED STOCK UNIT AGREEMENT PURSUANT TO THE JOHN BEAN TECHNOLOGIES CORPORATION 2017 INCENTIVE COMPENSATION AND STOCK PLAN (TIME-BASED: ELT VERSION) (10 Years of Service Retirement Vesting) This Agreement is made as of <<Grant Date>> (the “Grant Date”) by JOHN BEAN TECHNOLOGIES CORPORATION, a Delaware corporation, (the “Company”) and <<Participant Name>> (the “Employee”). In 2017, the Board of Directors of the Company (the “Board”) adopted the John Bean Technologies Corporation 2017 Incentive Compensation and Stock Plan (the “Plan”). The Plan, as it may be amended and continued, is incorporated by reference and made a part of this Agreement and will control the rights and obligations of the Company and the Employee under this Agreement. Except as otherwise expressly provided herein, all capitalized terms have the meanings provided in the Plan. To the extent there is a conflict between the Plan and this Agreement, the provisions of the Plan will control. The Compensation Committee of the Board (the “Committee”) determined that it would be to the competitive advantage and interest of the Company and its stockholders to grant an award of restricted stock units to the Employee as an inducement to remain in the service of the Company or one of its affiliates (collectively, the “Employer”), and as an incentive for increased efforts during such service. The Committee, on behalf of the Company, grants to the Employee an award of <<# Granted>> restricted stock units (the “RSUs”), which is equal to an equivalent number of shares of the Company’s common stock, par value of $.01 per share (the “Common Stock”). The award is made upon the following terms and conditions: 1. Vesting. The RSUs will vest ratably over a three-year period from issuance, one-third on each of the first, second and third anniversary of the Grant Date (each, a “Vesting Date”). On each Vesting Date, 1/3rd of the total RSUs granted hereunder will be immediately settled in shares of Common Stock and will be immediately transferable thereafter. In the event of the Employee’s retirement from the Company upon or after attaining age 62 and 10 Years of Service, any portion of the RSUs not yet vested will not vest until the Vesting Dates following such retirement and on each such Vesting Date, the vesting portion of such RSUs will be immediately settled in shares of Common Stock and will be immediately transferable thereafter (and, in any event, within 70 days thereafter). Notwithstanding the foregoing, the RSUs will vest and will be immediately settled in shares of Common Stock and be immediately transferable thereafter (but in any event, within 70 days) upon the occurrence of any of the following events: (a) the Employee’s death; (b) the Employee’s Disability; (c) a Change in Control under which the successor corporation does not assume the Awards that remain outstanding under the Plan as of the effective date of the Change in Control, provided, if the Employee has attained (or could have attained) age 62 and 10 Years of Service prior to the Expiration Date of the Employee’s Award, this Section 1(c) shall not be applicable and, as such, the Employee’s Award shall not vest and be settled under this Section 1(c). For purposes herein, upon a Change in Control, the successor corporation shall be deemed to have assumed the Awards that remain outstanding under the Plan as of the effective date of the Change in Control if and only if such Awards are either (i) assumed or continued by the successor corporation, preserving the terms and conditions and existing value of the Awards as of the effective date of the Change in Control or (ii) replaced by the successor 2 corporation with equity awards that preserve the existing value of the Awards as of the effective date of the Change in Control and provide terms and conditions that are the same or more favorable to the participants as those existing as of the effective date of the Change in Control and that otherwise comply with, and do not result in a violation of, Section 409A of the Code, which replacement shall be subject to the Compensation Committee’s approval; (d) an involuntary Termination of Employment of the Employee by the Company for reasons other than Cause within twenty-four (24) calendar months following the month in which a Change in Control of the Company occurs; or (e) a voluntary Termination of Employment by the Employee for Good Reason within twenty-four (24) calendar months following the month in which a Change in Control of the Company occurs pursuant to a notice of termination of employment delivered to the Company by the Employee. In the event of the Termination of Employment of the Employee by the Company under circumstances where the Employee is entitled to the benefits under the Company’s Executive Severance Pay Plan, the Employee shall be entitled to retain the ratable portion of the total RSUs granted hereunder determined under the terms of that plan, which will vest on the Vesting Date or Vesting Dates following the termination date in the manner stated in Section 1 of this agreement. Any portion of the RSUs not yet vested will be forfeited upon termination of the Employee’s employment with the Employer prior to any remaining Vesting Dates for a reason other than death, Disability, the circumstances of a Change in Control described above, as provided for by the Company’s Executive Severance Pay Plan, or retirement from the Company upon or after attaining age 62 and 10 Years of Service. 2. Adjustment. The Committee shall make equitable substitutions or adjustments in the RSUs as it determines to be appropriate in the event of any corporate event or transaction such as a stock split, merger, consolidation, separation, including a spin-off or other distribution of stock or property of the Company, reorganization or any partial or complete liquidation of the Company. 3. Rights as Stockholder. (a) Until any portion of the RSUs vest and are settled in shares of Common Stock, the Employee shall have no rights as a stockholder of the Company. The vested portion of the RSUs will be settled in shares of Common Stock and issued in the form of a book entry registration. (b) Prior to any Vesting Date, the Employee may not vote, sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any of the RSUs, and thereafter only the portion vested. The RSUs have Dividend Equivalent Rights subject to the same vesting requirements as stated in Section 1 of this agreement and such rights are subject to forfeiture to the same extent as the underlying RSUs for unvested portions of the RSUs. 4. No Limitation on Rights of the Company. The granting of RSUs will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate or sell or transfer all or any part of its business or assets. 5. Employment. Nothing in this Agreement or in the Plan will be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Employer will continue to employ the Employee, or as affecting in any way the right of the Employer to terminate the employment of the Employee at any time. 6. Government Regulation. The Company’s obligation to deliver Common Stock following the Vesting Date will be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. 7. Withholding. The Employer will comply with all applicable withholding tax laws, and will be entitled to take any action necessary to effectuate such compliance. The Company may withhold a portion of the 3 Common Stock to which the Employee or beneficiary otherwise would be entitled on each Vesting Date equivalent in value to the taxes required to be withheld, determined based upon the Fair Market Value of the Common Stock vested. For purposes of withholding, Fair Market Value shall be equal to the closing price of the Common Stock vested on each Vesting Date, or, if a Vesting Date is not a business day, the next business day immediately following such Vesting Date. 8. Notice. Any notice to the Company provided for in this Agreement will be addressed to it in care of its Secretary, John Bean Technologies Corporation, 70 West Madison Street, Suite 4400, Chicago, Illinois 60602, and any notice to the Employee (or other person entitled to receive the RSUs) will be addressed to such person at the Employee’s address now on file with the Company, or to such other address as either may designate to the other in writing. Any notice will be deemed to be duly given when enclosed in a properly sealed envelope addressed as stated above and deposited, postage paid, in a post office or branch post office regularly maintained by the United States government. 9. Administration. The Committee administers the Plan. The Employee’s rights under this Agreement are expressly subject to the terms and conditions of the Plan, a copy of which may be accessed through the Fidelity NetBenefits website, including any guidelines the Committee adopts from time to time. 10. Binding Effect. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. 11. Sole Agreement. This Agreement is the entire agreement between the parties to it, and any and all prior oral and written representations are merged into this Agreement. This Agreement may only be amended by written agreement between the Company and the Employee. Employee expressly acknowledges that the form of the grant agreement that the Employee accepts electronically through the Fidelity NetBenefits website is intended to facilitate the administration of this RSU award and may not be a full version of this Agreement due to limitations inherit in such website that are imposed by Fidelity. The terms of this Agreement will govern the Employee’s award in the event of any inconsistency with the agreement viewed or accepted by the Employee on the Fidelity NetBenefits website. 12. Governing Law. The interpretation, performance and enforcement of this Agreement will be governed by the laws of the State of Delaware. 13. Privacy. Employee acknowledges and agrees to the Employer transferring certain personal data of such Employee to the Company for purposes of implementing, performing or administering the Plan or any related benefit. Employee expressly gives his consent to the Employer and the Company to process such personal data. 14. Code Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Code, and shall be interpreted and construed consistently with such intent. In the event the terms of this Agreement would subject Employee to taxes or penalties under Section 409A of the Code (“409A Penalties”), the Company and Employee shall cooperate diligently to amend the terms of the Agreement to avoid such 409A Penalties, to the extent possible. To the extent the RSUs under this Agreement are payable by reference to Employee’s “termination of employment” such term and similar terms shall be deemed to refer to Employee’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Agreement, to the extent the RSUs constitute nonqualified deferred compensation, within the meaning of Section 409A, then (i) if such RSUs are conditioned upon Employee’s execution of a release and are scheduled to be paid during a designated period that begins in one taxable year and ends in a second taxable year, such RSUs shall be paid in the later of the two taxable years and (ii) if Employee is a specified employee (within the meaning of Section 409A of the Code) as of the date of Employee’s separation from service, if such RSUs are payable upon Employee’s separation from service and would have been paid prior to the six-month anniversary of Employee’s separation from service, then the payment of such RSUs shall be delayed until the earlier to occur of (A) the first day of the seventh month following Employee’s separation from service or (B) the date of Employee’s death. Executed as of the Grant Date. 4 JOHN BEAN TECHNOLOGIES CORPORATION By: <<Title>> <<Signed Electronically>> <<Participant Name>> <<Acceptance Date>> This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.